EXHIBIT 5.2

[CLEARY, GOTTLIEB, STEEN & HAMILTON LETTERHEAD]

ONE LIBERTY PLAZA
NEW YORK, NY 10006-1470
TELEPHONE: (212) 225-2000
FACSIMILE: (212) 225-3999

October 11, 2002
Coca-Cola Enterprises Inc.
2500 Windy Ridge Parkway
Atlanta, Georgia 30339

Ladies and Gentlemen:

We have acted as special counsel to Coca-Cola Enterprises Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the Company’s registration statement on Form S-3 relating to the offering of up to $3,720,575,000 aggregate offering amount of its debt securities (the “Debt Securities”), warrants to purchase debt securities (the “Debt Warrants”) and warrants to receive from the Company the cash value in U.S. dollars of the right to purchase or to sell such foreign currencies or units of two or more currencies as shall be designated by the Company at the time of the offering (the “Currency Warrants”). Such registration statement, as amended when it became effective, but excluding the documents incorporated by reference therein, is herein called the “Registration Statement,” and the related prospectus, but excluding the documents incorporated by reference therein, is herein called the “Prospectus.” The Debt Securities will be issued under an Indenture, dated as of July 30, 1991, as amended by the First Supplemental Indenture dated as of January 29, 1992 (the “Indenture”) between the Company and JPMorgan Chase Bank, as trustee (the “Trustee”). The Debt Warrants and the Currency Warrants (collectively, the “Warrants”) will be issued under warrant agreements (the “Warrant Agreements”) between the Company and warrant agents. The Debt Securities and the Warrants are collectively referred to herein as the “Securities.”

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein;

(b)	the Prospectus and the documents incorporated by reference therein;

(c)	the Indenture;

(d)	the form of the Underwriting Agreement (the “Underwriting Agreement”) incorporated by reference in the Registration Statement;

(e)	the form of the Distribution Agreement (the “Distribution Agreement”) incorporated by reference in the Registration Statement;

(f)	the forms of the Warrant Agreements incorporated by reference in the Registration Statement;

(g)	the Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof; and

(h)
the resolutions adopted by the board of directors of the Company or a committee thereof (the “Resolutions”) relating to the issuance of the Securities, the execution and delivery of the Indenture, the Warrant Agreements, the Underwriting Agreement and/or the Distribution Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies and we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

In addition, we have assumed that:

1.    The Securities and the forms of the Securities have been duly authorized and approved by the Company;

2.    The Securities will be duly executed and delivered by the Company under the law of New York and, in the case of the Debt Securities, duly authenticated by the Trustee and, in the case of the Warrants, duly countersigned by warrant agents; and

3.    The Indenture has been duly executed and delivered by the Company and the Trustee under the law of New York and qualified under the Trust Indenture Act of 1939, as amended, and the Warrant Agreements will be duly executed and delivered by the Company and warrant agents under the law of New York.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

2

1.    When the terms and prices at which the Debt Securities will be offered and sold have been established by the designated officers of the Company pursuant to the Resolutions and when the Registration Statement becomes effective and the Debt Securities have been duly executed by the officers designated in the Resolutions and the Debt Securities have been authenticated by the Trustee in accordance with the terms of the Indenture and delivered by the authorized officers of the Company against payment therefor by the purchasers thereof in accordance with the Resolutions and the Underwriting Agreement or the Distribution Agreement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforcement thereof are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and except further as enforcement thereof are subject to (i) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (ii) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

2.  When the terms and price at which the Warrants will be offered and sold have been established by the designated officers of the Company pursuant to the Resolutions and when the Registration Statement becomes effective and the Warrants have been duly executed by the officers designated in the Resolutions and the Warrants have been countersigned by a warrant agent in accordance with the applicable Warrant Agreement and delivered by the authorized officers of the Company against payment therefor by the purchasers thereof in accordance with the Resolutions and the applicable Warrant Agreement, the Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Warrant Agreement, except to the extent that the enforcement thereof are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and except further as enforcement thereof are subject to (i) requirements that a claim with respect to any Warrants denominated other than in United States dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (ii) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

John R. Parker, Jr., Esq. may rely upon the foregoing opinions for the purpose of delivering his opinion to the Commission in his capacity as counsel to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We hereby consent to the filing of our opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus, without admitting that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours, CLEARY, GOTTLIEB, STEEN & HAMILTON

By:	/s/ ALLAN G. SPERLING
Allan G. Sperling, a Partner

4